                                                                     Exhibit 2.2
                                                                     -----------

                           FORM OF AGREEMENT OF MERGER
                                     MERGING
             NEXSTAR BROADCASTING OF NORTHEASTERN PENNSYLVANIA, INC.
                      NEXSTAR BROADCASTING OF JOPLIN, INC.
                       NEXSTAR BROADCASTING OF ERIE, INC.
                             KBTV BROADCASTING INC.
                             KFDX BROADCASTING INC.
                     NEXSTAR BROADCASTING OF ROCHESTER, INC.
                             KTAB BROADCASTING INC.
                               ERC HOLDINGS, INC.
                         NEXSTAR MIDWEST HOLDINGS, INC.
                     NEXSTAR BROADCASTING OF CHAMPAIGN, INC.
                      NEXSTAR BROADCASTING OF PEORIA, INC.
                             KMID BROADCASTING INC.
                                       AND
                             KTAL BROADCASTING INC.
                          (each a Delaware corporation)
                                      INTO
                        NEXSTAR BROADCASTING GROUP, INC.
                            (a Delaware corporation)

         AGREEMENT OF MERGER adopted and approved by resolution on _______, 2003 by each of the Board of Directors of NEXSTAR BROADCASTING OF NORTHEASTERN PENNSYLVANIA, INC., NEXSTAR BROADCASTING OF JOPLIN, INC., NEXSTAR BROADCASTING OF ERIE, INC., KBTV BROADCASTING INC., KFDX BROADCASTING INC., NEXSTAR BROADCASTING OF ROCHESTER, INC., KTAB BROADCASTING INC., ERC HOLDINGS, INC., NEXSTAR MIDWEST HOLDINGS, INC., NEXSTAR BROADCASTING OF CHAMPAIGN, INC., NEXSTAR BROADCASTING OF PEORIA, INC., KMID BROADCASTING INC. AND KTAL BROADCASTING INC., each a business corporation duly incorporated in the State of Delaware (collectively the "Merging Corporations"), and by resolution adopted and approved on ______________, 2003 by the Board of Directors of NEXSTAR BROADCASTING GROUP, INC., a corporation duly incorporated in the State of Delaware ("Nexstar").

         WHEREAS, each of the Merging Corporations is a business corporation of the State of Delaware with its registered office therein located at 2711 Centerville Road, Suite 400, City of Wilmington County of New Castle;

         WHEREAS, Nexstar is a business corporation of the State of Delaware with its registered office therein located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and

         WHEREAS, each of the Merging Corporations and Nexstar and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge each of the Merging Corporations with and into Nexstar pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of each of the Merging Corporations and duly approved by a resolution adopted by the Board of Directors of Nexstar, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. Each of the Merging Corporations and Nexstar shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Nexstar, which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of each of the Merging Corporations, which is hereinafter sometimes referred to as the "terminating corporations", shall cease at the said effective time in accordance with the provisions of said General Corporation Law of the State of Delaware.

2. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5. Each issued share of the terminating corporations shall, at the effective time of the merger, be canceled.

6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the terminating corporations and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

         The effective time of the Agreement of Merger, and the time when the merger therein agreed upon shall become effective, shall be upon the filing of the Certificate of Merger with the Secretary of State of Delaware.

         IN WITNESS WHEREOF, this Agreement of Merger is hereby signed upon behalf of each of the constituent corporations parties thereto.

                             NEXSTAR BROADCASTING OF NORTHEASTERN PENNSYLVANIA, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             NEXSTAR BROADCASTING OF JOPLIN, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             NEXSTAR BROADCASTING OF ERIE, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             KBTV BROADCASTING INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             KFDX BROADCASTING INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             NEXSTAR BROADCASTING OF
                             ROCHESTER, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             KTAB BROADCASTING INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             ERC HOLDINGS, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             NEXSTAR MIDWEST HOLDINGS, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             NEXSTAR BROADCASTING OF
                             CHAMPAIGN, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             NEXSTAR BROADCASTING OF PEORIA, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             KMID BROADCASTING INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             KTAL BROADCASTING INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary

                             NEXSTAR BROADCASTING GROUP, INC.

                             By:
                                      -----------------------------
                             Name:    Shirley Green
                             Title:   Secretary